UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2020

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Northern Oil and Gas, Inc. (the “Company”) expects to close in the near future a previously announced acquisition transaction with W North Fund, LLC (“Seller”). At closing, the Company will issue 295,000 shares of its common stock (the “Initial Shares”) in partial consideration for its acquisition of oil and gas properties in North Dakota from Seller. Seller will be entitled to receive up to a total of 45,000 additional shares of Company common stock (together with the Initial Shares, the “Shares”) in four increments if crude oil volume on the Dakota Access Pipeline exceeds 500,000 barrels per day during each of the four consecutive calendar quarters ending after the date of closing.

Item 9.01.    Financial Statements and Exhibits.

A copy of the unqualified opinion of Faegre Drinker Biddle & Reath LLP is filed as Exhibit 5.1 herewith and hereby incorporated by reference herein in connection with the issuance of the Shares pursuant to the Registration Statement on Form S-4 (File No. 333-216887) filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2017, as amended by Post-Effective Amendment No. 1 filed with the Commission on May 31, 2018, and declared effective as of June 1, 2018.

(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)
104	The cover page from this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2020	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary